Exhibit 10.1

Equipment Lease
and
Location Sublease

            This Equipment Lease and Location Sublease is made this 9th day of August, 2010 by and between Naturally Advanced Technologies, Inc. of 402-1008 Homer Street, Vancouver, BC, Canada ("Lessee") and Eastern Flax of South Carolina, LLC, whose address is c/o Marian R. Larkin, Manager, P.O. Box 177, Middlebury, CT 06762 ("Lessor").

Recitals:

            A.         Pursuant to a Lease Agreement dated as of August 9, 2010, by and between Jessie Dale McCollough, as lessor, and Lessor, as lessee (the "Main Lease"), Lessor is the lessee of certain property and the buildings and improvements thereon located at County Camp Road, outside of the Town of Kingstree, Williamsburg County, South Carolina, as more particular described in Exhibit A which is attached hereto and made a part hereof (the "Location").

            B.         Leesor owns certain machinery and equipment as more particularly described in Exhibit B which is attached hereto and made a part hereof (the "Equipment") and certain flax raw materials as more particular described in Exhibit C which is attached hereto and made a part hereof (the "Raw Materials").

            C.         Lessee desires to use and operate the Equipment at the Location for an initial test period.

            Now Therefore, in consideration of the mutual promises and undertakings of the parties hereinafter set forth and of other good and valuable consideration, Lessor and Lessee agree as follows:

1.   Lease and Sublease.    Lessor hereby leases to the Lessee, and the Lessee hereby takes and leases from Lessor, the Equipment. Lessor hereby subleases to Lessee, and Lessee hereby takes and leases from Lessor, the Location. Lessor shall have the right to continue to store the Raw Materials at the Location and to have reasonable access to the Location to retrieve all or portions thereof. Lessee shall not use any of the Raw Materials except to the extent otherwise expressly agreed between Lessor and Lessee.

2.   Term.   The term of this lease and sublease shall commence on the Commencement Date, defined below, and continue for a period of ten (10) months from the first day of the first calendar month following the Commencement Date.

The "Commencement Date" is the date that Lessor shall have had the air handling system and Master Clean Unit serviced, tested and made ready for operation as contemplated in paragraph 4 below.

3.   Rental.   The rent to be paid by Lessee to Lessor shall be $4,4001 per month, payable on the first day of each month throughout the term of this lease and sublease. The rent shall be paid to Lessor at the address for Lessor set forth above or at such other place and time as Lessor may from time to time designate in writing.

4.   Equipment Servicing and Make Ready.   Lessor has arranged for the flax processing production line equipment to be inspected, serviced and made ready for operation by Lessor's independent consultant, Zdenek Sprynar of the Czech Republic. Lessee confirms its undertaking to pay the reasonable expenses of Mr. Sprynar for travel and services for that work which are estimated not to exceed $8,500. It is anticipated that Mr. Sprynar will commence his work on August 6, 2010 and have the air handling system and Master Clean Unit operational by August 10, 2010 and the rest of the production line equipment, subject to delays beyond his and Lessor's control, in operation as soon as reasonably possible in the exercise of commercially reasonable due diligence.

5.   Lessee's Use.

a.   Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all laws, ordinances and regulations which relate in any manner to the possession, use or maintenance of the Equipment. Upon Lessor's request, Lessee shall, at Lessee expense, prominently affix to the Equipment such labels, plates or other markings supplied by Lessor, stating that the Equipment is owned by Lessor. Lessee shall not make any alterations, additions or improvements to the Equipment, without the prior written consent of the Lessor. Any additions and improvements made to the Equipment shall belong to and become the property of the Lessor upon the expiration of the term of this lease and sublease or, at Lessor's option, shall be removed from the Equipment and the Equipment restored to its condition at the inception of the term.

b.   Lessee shall use and occupy the Location in a careful and proper manner and shall comply with and conform to all laws, ordinances and regulations which relate in any manner to the possession, use or maintenance of the Location.

6.   Utilities.   Lessee shall pay directly or reimburse Lessor for all utilities, including, without limitation, electricity, sewer service, water, that are consumed at the Location during the term hereof.

7.   Lessor's Inspection Rights.   Lessor shall have the right from time to time during the term of this lease and sublease, and upon reasonable notice to Lessee, to enter into the Location and any buildings therein to inspect the building and the Equipment and observe its use.

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1 Review Note: This reflects an increase in rent from $2,100 which has been the rent since 2001. Eastern Flax of SC was not able to get the lessor under the Main Lease to agree to hold the rent at $2,100 or to accept less than $2,500 per month.

8.   Lessee's Obligation to Repair.

a.   Lessee, at its own cost and expense, shall keep the Equipment in good repair, condition and working order and shall furnish any and all parts, mechanisms and devices required to keep the equipment in good mechanical and working order. Upon the expiration of the term, the Lessee shall leave the Equipment at the Location good repair, condition and working order, in substantially the same condition as at the beginning of this lease and sublease.

b.   The Lessee shall not make any alterations or additions to the Location without first obtaining the written consent of the Lessor, which consent will not be unreasonably withheld or delay, but consent Lessor may refuse, if consent for such alterations or additions is refused by the lessor under the Main Lease. Lessee may install exterior signs provided that Lessee removes the same and repairs any damage caused by such removal, all at Lessee's expense, at the end of the term of this lease and sublease. Upon the expiration of the term, Lessee shall peaceably yield up to the Lessor the Location in such repair as the same are in at the commencement of the term or may be put in by the lessor under the Main Lease or its representatives during the continuance of the term, except for reasonable wear and tear.

c.   Lessor shall have no obligations for repairs or replacements at the Location other than to enforce the obligations of the lessor under the Main Lease, such obligation, being for the lessor under the Main Lease to make, promptly after the need arises, such repairs to the roof and structure, plumbing and electrical systems and the exterior of the building on the property, as may be necessary to keep the building in good repair and condition.

9.   Risk of Loss to Equipment.   Lessee hereby assumes and agrees to bear the entire risk of loss and damage to the Equipment from any cause whatsoever. No loss or damage to the Equipment or any part thereof shall impair or lessen any of Lessee's obligations under this lease and sublease, which shall continue in full force and effect. In the event of loss or damage of any kind whatever to the Equipment, the Lessee shall, at Lessor's sole option, (i) place the Equipment in good repair, condition and working order, or replace the Equipment with like property in good repair, condition and working order; or (ii) if the Equipment is stolen, destroyed or damaged beyond repair, pay the Lessor in cash the fair market value of the Equipment.

10.   Damage to Location by Fire, Casualty or Taking for Public Use.   If the Location is damaged by fire, casualty of taking for public use as provided in Section Fourteen of the Main Lease (reproduced in Exhibit D which is attached hereto and made a part hereof) the situation shall be governed by the results pursuant to said Section Fourteen, i.e., if the Main Lease is terminated in whole or in part, this lease and sublease shall be terminated in whole or in part to the same extent.

11.   Insurance.   Lessee shall: (i) keep the Equipment insured against all risks of loss or damage from every cause whatsoever for not less than the full replacement value thereof as reasonably determined by Lessor and subject only to such deductibles as Lessor shall approve; and (ii) shall carry public liability insurance with respect to the Equipment and the Location, including property damage coverage with a limit not less than One Million Dollars ($1,000,000) and not less than One Million Dollars ($1,000,000) for death and personal injury coverage. All of the aforesaid insurance shall be in form and amount and with companies approved by Lessor. Insurance on the Equipment shall be in the joint names of Lessor and Lessee and public liability insurance shall be name Lessor and the lessor under the Main Lease as additional insureds. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days written notice before the policy in question shall be altered or canceled. The proceeds of the insurance on the Equipment, at the option of Lessor, shall be applied (a) toward the replacement, restoration or repair of the Equipment, or (b) toward payment of the obligations of Lessee hereunder. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts for, loss or damage under any said insurance policy.

12.   Taxes.   Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, sale, possession or use of the Equipment, excluding, however, any taxes on or measured by Lessor's income.

13.   Lessor's Payment.   In the event of the Lessee's failure to procure or maintain insurance as aforesaid, or to pay said fees, assessments, charges and taxes as aforesaid, Lessor shall have the right, but not the duty, to obtain such insurance, or pay such fees, assessments, charges and taxes, as the case may be. In that event, the cost thereof, including reasonable attorney fees, shall be repayable to Lessor with the next installment of rent, and failure to repay the same shall carry with it the same consequence, including interest at twelve per cent (12%) per annum, as failure to pay any installment of rent.

14.   Lessee's Acceptance. Promptly after the make ready work on the production line equipment has been completed, Lessor shall so notify Lessee and Lessee shall have seventy -two (72) hours to inspect the Equipment. Unless Lessee gives written notice to the Lessor within this time, specifying any defect or other objection to the Equipment, Lessee agrees that it shall be conclusively presumed, as between the Lessee and Lessor, that the Lessee has fully inspected the Equipment and acknowledged that the Equipment is in good condition and repair, and the Lessee is satisfied therewith and has accepted the Equipment in such good condition and repair. Lessee accepts the Location in its present condition.

15.   NO WARRANTIES AS TO EQUIPMENT.

LESSOR MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE.

16.   Indemnity.

a.   Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney fees, arising out of, connected with, or resulting from the Equipment, including without limitation the manufacture, selection, delivery, possession, use, operation or return of the Equipment.

b.   Lessee shall indemnify Lessor against, and hold Lessor harmless from, any loss, cost or damage or other liabilities to the lessor under the Main Lease where the loss, cost or damage is occasioned by the Lessee, its agents, servants or employees, or by persons coming on the property at the expense or implied invitation of the Lessee.

17.   Security.    As security for the prompt and full payment of the rent, and the faithful and timely performance of all provisions of this lease and sublease, and any extension or renewal thereof, on its part to be performed, Lessee has pledged and deposited with Lessor the amount of $10,000. If any default shall be made in the performance of any of the covenants on the part of the Lessee herein contained with respect to any item or items of the Equipment, Lessor shall have the right, but not the duty, to apply the security to the curing of such default. Any such application by Lessor shall not be a defense to any action by Lessor arising out of said default; and, upon demand, Lessee shall restore the security to the full amount set forth above. Upon the expiration of the term of this lease and sublease, or any extension or renewal thereof, provided Lessee has paid all of the rent herein called for and fully performed all of the other provisions of this lease and sublease on its part to be performed, Lessor will return to Lessee any then remaining balance of the security.

18.   Default.   If Lessee fails to pay any rent or other amount herein provided with ten (10) days after the same is due and payable, or if Lessee with regard to any item or items of Equipment fails to observe, keep or perform any other provision of this lease and sublease required to be observed, kept or performed by Lessee, Lessor shall have the right to exercise any one or more of the following remedies:

(a) To declare the entire amount of rent hereunder immediately due and payable on notice or demand to Lessee;

(b) To sue for and recover all rents, and other payments, then accrued or thereafter accruing, hereunder;

(c) To recover possession of the Location and Equipment (Any such taking of possession shall not constitute a termination of this lease and sublease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing.);

(d) To terminate this lease and sublease as to the Location and the Equipment; and/or

(e) To pursue any other remedy at law or in equity.

Notwithstanding any such repossession, or any other action that Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this lease and sublease. All such remedies are cumulative, and may be exercised concurrently or separately.

19.   Lessor's Expenses.   Lessee shall pay Lessor all costs and expenses, including reasonable attorney fees, incurred by Lessor in exercising any of its rights or remedies hereunder or in enforcing any of the terms, conditions, provisions hereof.

20.   PROHIBITION OF ASSIGNMENT BY LESSEE.   WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH LESSOR MAY WITHHOLD IN ITS SOLE DISCRETION, LESSEE SHALL NOT (A) ASSIGN, TRANSFER, PLEDGE OR HYPOTHECATE THIS LEASE AND SUBLEASE, THE LOCATION, THE EQUIPMENT OR ANY PART THEREOF, OR ANY INTEREST THEREIN, OR (B) SUBLET OR LEND THE LOCATION, THE EQUIPMENT OR ANY PART THEREOF, OR PERMIT THE EQUIPMENT OR ANY PART THEREOF TO BE USED BY ANYONE OTHER THAN LESSEE OR LESSEE'S EMPLOYEES. CONSENT TO ANY OF THE FOREGOING PROHIBITED ACTS APPLIES ONLY IN THE GIVEN INSTANCE; AND IS NOT A CONSENT TO ANY SUBSEQUENT LIKE ACT BY LESSEE OR ANY OTHER PERSON.

21.   Binding Effect.   Subject to the forgoing, this lease and sublease inures to the benefit of, and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

22.   Ownership. The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor; and the Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this lease and sublease.

23.   Personal Property. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may not be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or any building thereof, or attached in any manner to what is permanent as by means of cement, plaster, nails, bolts, screws or otherwise.

24.   Interest.    Should Lessee fail to pay any part of the rent herein reserved or any other sum required by Lessee to be paid to Lessor, within ten (10) days after the due date thereof, Lessee shall pay unto the Lessor interest on such delinquent payment from the expiration of those ten (10) days until paid at the rate of twelve per cent (12%) per annum.

25.   Offset.   Lessee hereby waives any and all existing and future claims, and offsets, against any rent or other payments due hereunder; and agrees to pay the rent and other amounts hereunder regardless of any offset or claim that may be asserted by Lessee or on its behalf.

26.   Non-Waiver. No covenant or condition of the lease and sublease can be waived except by the written consent of the Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this lease and sublease or by law or in equity despite said forbearance or indulgence.

27.   Entire Agreement. This instrument constitutes the entire agreement between Lessor and Lessee; and it shall not be amended, altered or changed except by a written agreement signed by the parties hereto.

28.   Notices. Service of all notices under this agreement shall be sufficient if given personally or mailed to the party involved at its respective address hereinbefore set forth, or at such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective when deposited in the United States mail, duly addressed and with postage prepaid.

29.   Titles. The titles to the paragraphs of this lease and sublease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

30.   Time. Time is of the essence of this lease and sublease and each and all of its provisions.

31.   Governing Law.   This lease and sublease shall be governed and interpreted under the law of the State of South Carolina. If any term of this lease and sublease, or the application thereof to any person, entity, or circumstance, shall to any extent be invalid or unenforceable, the remainder of this lease and sublease, or the application of such term to persons, entities, or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this lease and sublease shall be valid and enforceable to the fullest extent permitted by law.

32.   Option to Purchase Equipment.   Lessee shall have the option to purchase the Equipment and the Raw Materials for a purchase price of $350,000 by giving written notice of the exercise of such option to Lessor at any time during the term of this lease and sublease, but at least thirty (30) days before the expiration of the term of this lease and sublease. The purchase shall be accomplished within ten (10) days of the exercise of the option by delivery of a bill of sale as to the Equipment in favor of Lessee, or its nominee, sufficient to convey ownership of the Equipment, free and clear of all liens and security interests, upon receipt by Lessor of payment of the purchase price by bank check or wire transfer of immediately available federal funds to Lessor, as directed by Lessor. If the purchase takes place before the expiration of the term of this lease and sublease, the lease as to the Equipment shall terminate on consummation of the purchase of the Equipment, but the sublease as to the Location shall continue for the balance of the term and the rent hereunder shall be reduced to equal the monthly rent payable under the Main Lease. The Equipment and Raw Materials purchased by Lessee shall be removed from the Location

In Witness Whereof, the parties hereto have executed this Lease Agreement as of the date first above written.

Eastern Flax of South Carolina, LLC By: /s/ Marian R. Larkin Marian R. Larkin, Manager	Naturally Advanced Technologies, Inc. By: /s/ Guy Prevost Guy Prevost Chief Financial Officer

Exhibit A

Description of Location

The Location is that property and any improvements thereon granted to Jessie Dale McCollough by deed of Samuel Fredis McKnight recorded in the Office of the Clerk of Court for Williamsburg County at Deed Book A342 page 295 which describes said property as follows:

All that certain piece, parcel or lot of land lying, being and situate in the County of Williamsburg, State of South Carolina, containing One and Fifty Hundredths (1.50) acres, and more particularly shown and delineated as Lot #2 on a map made by William N. Kellahan, Jr., R.L.S., dated August 31, 1994, and recorded in the office of the Clerk of Court for Williamsburg County in Plat Book S886 at page 18, and bounded and described thereon as follows, to wit: On the North by S. 43-301 and measuring thereon Two Hundred (200.00) feet, on the East by lands of Williamsburg County and measuring thereon a distance of Three Hundred Twenty-Six and Seventy Hundredths (326.70) feet; on the South by lands of Williamsburg County and measuring thereon a distance of Two Hundred (200.00) feet; and on the West by a 50' Road as shown on said plat, and measuring there on a distance of Three Hundred Twenty-Six and Seventy Hundredths (326.70) feet, and being the identical lot of land conveyed to Samuel Fredis McKnight by the County of Williamsburg, by its deed dated October 25, 1994, and recorded in the office of the Clerk of Court for Williamsburg County in Deed Book A335 at page 222.

Exhibit B

Equipment

[Update of preliminary list is to be inserted.]

Exhibit C

Raw Materials2

Raw flax inventory, shive material, needle punch rolls & shive holding bags.

RAW FLAX STRAW BALES APPROX. 1,900 ROUND BALES (450 LBS. ea.)
FINISHED FLAX BALES (5-6)
FLAX SHIVE MATERIAL - 33,000 LBS. (contained in approx. 150 bags)
FLAX SHIVE HOLDING BAGS (white - 35 units)
CANADIAN RECTANGULAR RAW FLAX BALES (80 @ 35 LBS. ea.)
VARIOUS NEEDLEPUNCH ROLLS (approx. 25)
BALES OF POLYESTER FIBER AND NEEDLEPUNCH REMNANTS (4)

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2 Review Note: To be verified and updated as necessary.

Exhibit D

SECTION FOURTEEN

DAMAGE TO PREMISES BY FIRE, CASUALTY OR

BY TAKING FOR PUBLIC USE

If the premises or any part shall be taken for any street or other public use or shall be destroyed or damaged by fire or other casualty, or by the action of the County of Williamsburg or the Town of Kingstree or any other public authority, after the execution of this lease and before the expiration of the term, then a just proportion of the rent due under this lease, according to the nature and extent of the taking or injury sustained by the property, or, in the case of a taking, what may remain of the property, shall be paid by the Lessee to the Lessor until the premises have been put in proper condition for use and occupation by the Lessee with due diligence by Lessor and at Lessor's sole cost and expense. In case of a taking by the County of Williamsburg or the Town of Kingstree or another public authority, there shall be a permanent abatement according to the nature and extent of the portion of the premises taken. If, however, the premises or any substantial part are taken for any street or other public use, or are destroyed or substantially damaged by fire or casualty, or condemned by the action of the County of Williamsburg or the Town of Kingstree or another public authority after the execution of this lease and before the expiration of the term, then this lease shall terminate at the election of the Lessee, and such election may be made in case of any such taking or destruction notwithstanding that the entire interest of the Lessor or its representatives or assigns may have been divested by such taking. If the lease is not so terminated, then the Lessor shall proceed expeditiously to restore the premises to their condition before the fire or casualty, or in case of a taking to put what may remain of the premises in proper and fit condition for use by the Lessee under this lease. Should any such taking exceed Twenty-five (25%) of the lot area, as described on the attached Exhibit A, then this lease shall terminate at the election of the Lessee.